EXHIBIT 23

Report and Consent of Independent Registered Public Accounting Firm

The Board of Directors

Harleysville Group Inc.:

The audits referred to in our report dated March 10, 2009, with respect to the consolidated financial statements of Harleysville Group Inc. and Subsidiaries, included the related financial statement schedules as of December 31, 2008 and 2007, and for each of the years in the three-year period ended December 31, 2008, included in the annual report on Form 10-K.  These financial statement schedules are the responsibility of the Company's management.  Our responsibility is to express an opinion on these financial statement schedules based on our audits.  In our opinion, such financial statement schedules, when considered in relation to the basic consolidated financial statements taken as a whole, present fairly in all material respects the information set forth therein.

We consent to the incorporation by reference in the registration statements (Nos. 333-105108, 333-153217, 333-85941, 333-09701, 333-25817, 333-137064 and 333-145076,) on Form S-8 and registration statements (Nos. 33-78372 and 33-90810) on Form S-3 of Harleysville Group Inc. and Subsidiaries of our reports dated March 10, 2009, with respect to the consolidated balance sheets of Harleysville Group Inc. and Subsidiaries as of December 31, 2008 and 2007, and the related consolidated statements of income, shareholders’ equity and cash flows for each of the years in the three-year period ended December 31, 2008, and all related financial statement schedules, and the effectiveness of internal control over financial reporting as of December 31, 2008, which reports appear in the December 31, 2008 annual report on Form 10-K of Harleysville Group Inc., and of our report dated March 10, 2009 with respect to the statements of financial position of the Harleysville Group Inc. Amended and Restated Employee Stock Purchase Plan as of December 31, 2008 and 2007, and the related statements of income and changes in plan equity for each of the years in the three-year period ended December 31, 2008, which report appears in the Harleysville Group Inc. Employee Stock Purchase Plan annual report on Form 11-K.

/s/ KPMG LLP

Philadelphia, Pennsylvania

March 10, 2009